Exhibit 99.1

Equinix Expands to India with Acquisition of GPX India

Addition of two highly interconnected data centers in Mumbai supports pan-Indian expansion and gives global customers access to one of the fastest growing markets

REDWOOD CITY, Calif., Aug. 10, 2020 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced its expansion into India through the acquisition of the India operations of GPX Global Systems, Inc. ("GPX India"). The all-cash transaction value of US$161 million represents a multiple of approximately 15x the projected EBITDA at full utilization. The acquisition is expected to close in Q1 2021, subject to customary closing conditions including regulatory approval.

The acquisition will extend Platform Equinix® to India with the addition of two world-class, highly interconnected data centers, providing a platform for additional expansion across the country. Equinix customers will have access to a network-dense data center campus with more than 200 international brands and local companies, including the world's leading cloud service providers (CSPs), leading networks, content delivery network (CDN) providers, all local carriers, 130 internet service providers (ISPs) and four internet exchanges. Both data centers are strategically located in Mumbai, home to the critical IT infrastructure of numerous global organizations and with international connectivity serviced by subsea cables at landing sites located nearby.

According to McKinsey, core digital sectors in India, such as IT and digital communication services, are projected to double in size by 2025 to contribute US$355-435 billion to GDP.1 To further address the proliferation of digitization of the country, this acquisition will allow Equinix to support its existing network, content, cloud and enterprise customers looking to expand in this rapidly growing market. The expansion will also help local companies accelerate their digital transformation journeys by deploying their infrastructures, applications and services closer to the edge through the globally interconnected platform of more than 210 International Business ExchangeTM (IBX®) data centers.

Highlights/Key Facts

  Under the agreement, Equinix intends to acquire GPX India's business consisting of a fiber-connected campus in Mumbai with two data centers, adding more than 1,350 cabinets, with an additional 500 cabinets at full buildout. The facilities will add more than 90,000 square feet of colocation space to Platform Equinix when fully built.
  GPX India offers a cloud dense environment and access to major cloud services, including Amazon Direct Connect, Google Cloud Dedicated Interconnect and Oracle Cloud Infrastructure FastConnect. GPX India also has an interconnection solution that enables customers to connect to multiple cloud platforms designed to address the vast appetite for cloud services in the country where the cloud services market is expected to grow threefold to more than US$7.1 billion from 2018 to 2022.2
  GPX India facilities also host key internet exchanges such as Mumbai IX-DECIX, AMS-IX India, Extreme IX and Bharat IX, allowing ISPs, carriers, CDNs and large enterprises to exchange internet traffic.
  Globally, Platform Equinix comprises more than 210 data centers across 56 metros and 26 countries, providing data center and interconnection services for over 9,500 of the world's leading businesses, including more than 50% of Fortune 500 companies. Today, Equinix operates 46 IBX data centers in Asia-Pacific across 13 metros in Australia, China, Hong Kong, Indonesia, Osaka, Seoul, Singapore and Tokyo.
  J.P. Morgan, Cyril Amarchand Mangaldas and Deloitte Touche Tohmatsu India LLP acted as advisors to Equinix in connection with this transaction.

Quote

  John Dinsdale, Chief Analyst & Research Director, Synergy Research Group:
  "The data center market in India is expected to exceed US$1 billion in 2020 and grow at 12% compound annual growth rate (CAGR) from 2019-2024, the third highest rate in the world. Our forecasts show that the country will become the seventh largest data center market in the world in 2021."
  Charles Meyers, President and CEO, Equinix:
  "India represents the second largest internet user base in the world, with consumption expected to grow with the continued advancement of internet infrastructure, smartphone ownership and the penetration of 4G and 5G. Extending Platform Equinix to India has long been a strategic objective for Equinix and we are excited that the GPX transaction will allow us to capitalize on this market opportunity and meet the needs of our customers as they seek to expand their digital businesses. The acquisition of GPX's business in India means we are able to make a giant leap forward in terms of growing our ecosystem in India, and gives us a solid foundation for rapid growth and expansion in the country. This acquisition follows the recent announcement of our planned expansion in Canada and is a testament to our continued focus on expanding our global reach as companies continue to view interconnection at the digital edge as a business imperative."
  Jeremy Deutsch, President, Equinix Asia-Pacific:
  "Over the years, we have consistently received high levels of interest from our customers about servicing their interconnection needs in India. Today's announcement will further strengthen our leadership position in the Asia-Pacific region and directly meet the stated needs of our global customers to support them as they invest and expand in India. With McKinsey identifying India as the second fastest growing digital economy, more and more Indian companies will begin to embark on their digital transformation journeys, driving up the demand for data center and interconnection services in the country.3 As major cloud players establish themselves in the market, this move will provide enterprises with the infrastructure they need to embrace rapidly growing trends such as hybrid multicloud and digitization and the ability to interconnect with people, locations, cloud services and data across the world to digitally transform their businesses."
  Manoj Paul, Managing Director, GPX Global Systems, India Ltd.:
  "We are excited that this acquisition will enable us to join a global leader in the interconnection and data center industry that's fully aligned with our value proposition. This acquisition will allow our customers to expand across the region and globally via Platform Equinix. Equinix has been highly successful with enterprises worldwide, the segment which is complementary with our existing customer base of carriers, content and cloud service providers. The appetite from global companies for expansion into India is matched by local interest in expanding overseas. This creates a thriving marketplace and by integrating our data centers with Platform Equinix, our customers will have access to a global interconnection platform that can accelerate their business and connect them with customers and partners across the world."

Additional Resources

  Connected India: Accelerating digital business in an exciting new market [blog]
  IDC MarketScape Report: Worldwide Colocation and Interconnection Services 2019 - 2020 Vendor Assessment [analyst report]
  Equinix Asia-Pacific Data Centers [website]
  Equinix Cloud Exchange Fabric [website]
  Platform Equinix [website]

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centres. On this global platform for digital business, companies come together across more than 55 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. Equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from GPX, the expected benefits from the acquisition and the expected timing for closing the acquisition. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic, unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we may acquire from GPX; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the GPX data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from GPX; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

1 Digital India: Technology to transform a connected nation
2 NASSCOM Cloud: Next Wave of Growth in India 2019
3 Digital India: Technology to transform a connected nation

CONTACT: Equinix Media Contact (Global), David Fonkalsrud, Equinix, +1 650-598-6240, dfonkalsrud@equinix.com, Equinix Media Contact (Asia-Pacific), Annie Ho, Equinix, +852 2970-7761, annho@ap.equinix.com, Equinix Investor Relations, Katrina Rymill, +1 650-598-6583, krymill@equinix.com, Chip Newcom, +1 650-598-6262, cnewcom@equinix.com